Exhibit 99.1

SAFEGUARD PROVIDES SUMMARY IMPACT ASSESSMENT FOLLOWING

FDIC’S ACTIONS RELATING TO SILICON VALLEY BANK’S RECEIVERSHIP

Radnor, PA, March 13, 2023 — Safeguard Scientifics, Inc. (NASDAQ: SFE) (“Safeguard” or the “Company”) is providing the following summary assessment of the initial impact of Silicon Valley Bank’s closing on Friday March 10, 2023 by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver, and the subsequent announcement on March 12, 2023, whereby the FDIC will complete its resolution of Silicon Valley Bank, Santa Clara, California, in a manner that fully protects all depositors

Safeguard does not have a banking relationship with Silicon Valley Bank.

Seven of Safeguard’s ownership interests have banking relationships with Silicon Valley Bank. Those relationships include depository accounts, outstanding loans, and undrawn lines of credit. In addition, one of Safeguard’s Other ownership interests, of which Safeguard has an ownership interest of approximately 2%, also has significant depository amounts at Silicon Valley Bank.

Following the announcement on March 12, 2023, whereby the FDIC will complete its resolution of the receivership of Silicon Valley Bank, Santa Clara, California, in a manner that fully protects all depositors, we believe that these seven companies will have access to their funds in a manner that will not interfere with their ordinary course operations. If there are any delays with respect to accessing these funds, Safeguard will work with the management teams and other stakeholders to find solutions to any near-term issues. In addition, two companies had an aggregate of $9 million of undrawn loan commitments from Silicon Valley Bank. We are working with those management teams to develop alternative and/or additional long-term financing solutions.

About Safeguard Scientifics

Historically, Safeguard Scientifics has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. Safeguard is currently pursuing a focused strategy to value-maximize and monetize its ownership interests over a multi-year time frame to drive shareholder value. For more information, please visit www.safeguard.com.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s ability to maximize the value of monetization opportunities of its ownership interests and drive total shareholder returns, Safeguard’s initiatives, including, without limitation, taken or contemplated to enhance and unlock value for all of its shareholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for ownership interests and maximize the return of value to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize shareholder value, the effect of Safeguard’s management succession plan on driving increased organizational effectiveness and efficiencies, the ability of the management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of ownership interests, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for ownership interests, and the amount of net proceeds from the monetization of ownership interests that will enable the return of value to Safeguard shareholders after satisfying working capital needs and the timing of such return of value. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our ownership interests for maximum value or at all and the return of value to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing ownership interests, the fact that our companies may vary from period to period, challenges to achieving liquidity from our ownership interests, fluctuations in the market prices of our publicly traded holdings, if any, competition, our inability to obtain maximum value for our ownership interests, our ability to attract and retain qualified employees, market valuations in sectors in which our ownership interests operate, our inability to control our ownership interests, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our ownership interests, including the fact that most of our ownership interests have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. Further information on the above risk factors and other potential factors that could affect our future business, operating results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.” The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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SAFEGUARD CONTACT:

Mark Herndon

Chief Financial Officer

(610) 975-4913

mherndon@safeguard.com